Exhibit 99.1

Jasper Therapeutics Announces Merger with Kira Pharmaceuticals

Combined company positioned to advance portfolio of biologic agents designed to improve outcomes in patients with numerous immunologically-driven disorders

Concurrent $132 million private investment with participation from leading life sciences investors and Mirador Therapeutics

Kira out-licenses KP-301, a long-acting anti-C5a monoclonal antibody, and KP-402, a small molecule C5a receptor antagonist, to Mirador Therapeutics, for $12 million upon signing and potential development and sales milestone payments

Combined financing and transactions expected to fund combined company operations through the second half of 2028, including multiple clinical milestones

REDWOOD CITY, Calif. and CAMBRIDGE, Mass., July 16, 2026 – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (“Jasper” or the “Company”), today announced that Jasper has completed the acquisition of Kira Pharmaceuticals (“Kira”), a former Cayman limited company that was engaged in the design of complement therapies to treat immune-mediated diseases, in an all-stock transaction (together, the “Combined Company”). Concurrent with the acquisition, Jasper entered into a securities purchase agreement for the sale of non-voting convertible preferred stock (the “Preferred Stock”) in a private placement transaction co-led by Affinity Asset Advisors and Ikarian Capital with participation from Affinity Asset Advisors, LLC, Ikarian Capital LLC, Columbia Threadneedle Investments, Sirenia Capital Management LP, Brahma Capital, Balyasny Asset Management, SilverArc Capital, Squadron Capital Management, Nazare Partners LP, and Mirador Therapeutics as well as other leading life sciences investors and certain members of Kira management. The private placement is expected to result in total gross proceeds of approximately $132 million. The proceeds from the private placement will be used to fund development of the Combined Company’s pipeline through the second half of 2028. The Combined Company will focus on advancing a consolidated pipeline of potential best-in-class innovative therapies for immunologically-driven disorders, including KP-104, a potential best-in-class dual-complement inhibitor for the treatment of paroxysmal nocturnal hemoglobinuria (PNH) and high unmet need nephrology disorders, briquilimab, an anti-KIT antibody with broad therapeutic utility across multiple transplant and immunologic indications, and KP-701, a novel, dual-acting anti-CD79BxCD32B monoclonal antibody (mAb) for autoantibody-mediated disorders. The Combined Company will continue to trade on Nasdaq under the ticker symbol “JSPR.”

The Combined Company’s cash and cash equivalents balance at closing, including the proceeds from the private placement and out-licensing transaction, but excluding any milestone payments, is anticipated to fund the Combined Company’s operations through the second half of 2028 and provide runway through key clinical milestones, including KP-104 Phase 2 results in potential renal disorders, an end-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) to support the potential initiation of a Phase 3 study evaluating KP-104 for PNH, the advancement of briquilimab in Severe Combined Immunodeficiency (SCID) to a pre-Biologics License Application (BLA) meeting, and first-in-human data for KP-701.

“We are pleased to announce this transaction with Kira following a thorough evaluation of strategic alternatives. Kira has built a truly differentiated complement portfolio that includes dual MOA beyond single-pathway agents and long-acting complement inhibitors, reflecting the quality of their science and the deep expertise of their team. We are excited by the robust pipeline that this transaction creates, and are looking forward to advancing these important medicines for patients,” said Jeet Mahal, President and Chief Executive Officer of Jasper.

“Today’s announcement marks a transformative step for the product candidates that Kira has developed. As we advance as part of Jasper, our mission is to develop biologic agents designed to improve outcomes in patients suffering from numerous immunologically-driven disorders. We will leverage the Combined Company’s management team with deep expertise in antibody drug development and support from leading life science investors,” said Patrick Crutcher, MSc, formerly the Chairman of the Board of Kira. “In conjunction, the out-licensing of KP-301 and KP-402 to Mirador and their highly experienced team allows for the Combined Company to rapidly accelerate its potentially best-in-class portfolio toward significant value creating milestones, while also allowing for the development of these potentially best-in-class assets. With this strengthened foundation, and the synergies between our team and the Jasper team, we believe the Combined Company is exceptionally well-positioned to progress our portfolio of biologic agents targeting high-value immunology targets. We are now focused on executing on multiple upcoming clinical milestones that have the potential to impact patients in need of better therapeutic options.”

Transaction Highlights:

●	Consolidated innovative pipeline of high-value immunology targets: The Combined Company plans to advance a consolidated pipeline across immunologically-driven disorders, including:

○	KP-104 (Vensobafusp alfa): a Phase 2/3 ready, potentially best-in-disease, bifunctional biologic targeting both the alternative and terminal pathways within the complement cascade

■	The Combined Company expects to report interim data from Stage 1 of the ongoing Phase 2 basket trial in rare renal indications in the fourth quarter of 2026, and updated data in the second quarter of 2027. Additionally, the Combined Company plans to report interim data from Stage 2 of the study in the second quarter of 2027.

■	Based on previous, positive data in treatment-naïve PNH, the Combined Company is planning for an end-of-Phase 2 meeting with the FDA and plans to announce next steps in the first half of 2027.

■	By the end of the year, the Combined Company anticipates that it will announce a new indication for KP-104.

○	Briquilimab: a late-stage, potentially best-in-class anti-KIT antibody

■	Following positive, long-term data in SCID, the Combined Company is progressing its efforts towards a pre-BLA meeting with the FDA and expects to announce next steps in the first quarter of 2027.

■	The Combined Company also continues to assess the mast-cell mediated disease landscape and will provide an update on its anticipated clinical development in the second half of this year.

○	KP-701: a preclinical, B-cell receptor targeted therapy

■	In the first quarter of 2027, the Combined Company expects to file a clinical trial application (CTA) or an investigational new drug (IND) for Phase 1 testing and plans to report first in human data in the third quarter of 2027.

●	KP-301 and KP-402 out-licensing deal: Kira has out-licensed KP-301, a long-acting anti-C5a monoclonal antibody, and KP-402, a small molecule C5a receptor antagonist to Mirador Therapeutics. This transaction will provide a $12 million upfront payment and potential development and sales milestone payments. Mirador brings deep experience across drug development and translational immunology that supports the advancement of these potential best-in-class molecules. Out-licensing these assets allows the Combined Company to focus its resources on its current portfolio of high-value immunology targets.

●	Management and Organization: The Combined Company will be comprised of a highly experienced team, including:

○	Jeet Mahal, President and Chief Executive Officer;

○	Herb Cross, Chief Financial Officer;

○	Greg Keenan, M.D., Chief Medical Officer;

○	Matthew E. Ros, Chief Operating Officer;

○	Wenru Song, M.D., Ph.D., Executive Vice President and Head of R&D;

○	In conjunction with the transaction, the Board of Directors of the Combined Company will be comprised of Patrick Crutcher, MSc, Jeet Mahal, Thomas Wiggans, Judith Shizuru, M.D., Ph.D., Svetlana Lucas, Ph.D., and Kurt von Emster.

●	Cash Runway: Pro-forma cash for the Combined Company is expected to fund operations of the Combined Company, as currently intended to be carried out, through multiple anticipated clinical milestones through the second half of 2028.

About the Transaction

The acquisition of Kira was structured as a stock-for-stock transaction whereby all of Kira’s outstanding equity interests were exchanged for a combination of shares of Jasper common stock and Preferred Stock. Subject to approval by Jasper’s stockholders in accordance with Nasdaq listing rules, each share of Preferred Stock will automatically convert into 61 shares of Jasper common stock, subject to certain beneficial ownership limitations. Concurrently with the acquisition of Kira, Jasper entered into a securities purchase agreement pursuant to which Jasper agreed to sell approximately 4.7 million shares of Preferred Stock for an aggregate purchase price of approximately $132 million. The private placement is expected to close on July 20, 2026.

In connection with the acquisition of Kira, each holder of Jasper common stock as of immediately before the closing of the transaction will be entitled to a non-transferrable contingent value right (“CVR”). Holders of the CVR will be entitled to receive an aggregate of $30 million in payments related to Jasper obtaining a priority review voucher (“PRV”) by December 31, 2028 for briquilimab, provided that such payments shall only be due upon the monetization of the CVR or in the event of an acquisition of the Combined Company subsequent to the receipt of the PRV.

The acquisition was approved by the Board of Directors of Jasper and the Board of Directors and shareholders of Kira. The approval of Jasper’s stockholders is required, among other things, under the terms of the Preferred Stock in order for the Preferred Stock to be converted into shares of Jasper common stock, and Jasper is required to hold a stockholder meeting for such vote. As a result of the transactions, equityholders of Jasper immediately prior to the acquisition will own approximately 6.68% of Jasper’s common stock, equityholders of Kira immediately prior to the acquisition will own approximately 49.86% of Jasper’s common stock and investors in the private placement financing will own approximately 43.46% of Jasper’s common stock, in each case, calculated on a fully-diluted, as-converted-to-common-basis (and without giving effect to any beneficial ownership limitations), and based on the implied equity values of Jasper and Kira. On an as-converted basis and after accounting for these transactions, the total number of shares of Jasper common stock outstanding would be approximately 653.6 million immediately after the closing of the transactions.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Advisors

Piper Sandler & Co. served as the exclusive financial advisor and DLA Piper LLP (US) served as legal counsel to Kira. H.C. Wainwright & Co. served as financial advisor and Paul Hastings LLP served as legal counsel to Jasper. Piper Sandler & Co. served as lead placement agent and LifeSci Capital LLC served as co-placement agent for the concurrent financing.

About Jasper

Jasper is a clinical-stage biotechnology company focused on the development of briquilimab, a targeted anti-KIT monoclonal antibody with a demonstrated safety and efficacy profile in patients and healthy volunteers in multiple chronic immunological and inflammatory diseases. Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the KIT receptor, inhibiting an essential survival signal for mast cells and a maintenance signal for hematopoietic stem cells. KIT inhibition with briquilimab has demonstrated positive clinical outcomes both as a conditioning agent for stem cell transplant in SCID and Fanconi anemia, and via mast cell depletion in diseases such as chronic urticarias and allergic asthma. For more information, please visit us at www.jaspertx.com.

Forward-Looking Statements

Certain statements contained in this press release are or may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “potential,” “projected” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. Jasper cautions that these statements are based upon the current beliefs and expectations of Jasper’s management and are subject to significant risks, uncertainties and assumptions, including, without limitation, risks related to the market price of Jasper’s common stock relative to the value suggested by the exchange ratio in connection with the merger; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; the uncertainties associated with the Combined Company’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; risks related to the inability of the Combined Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results; the risk that the private placement is not consummated; the possibility that holders of CVRs may never receive any proceeds; risks related to the possibility that Jasper’s shareholders may not approve the conversion of the Preferred Stock, and such additional risks and uncertainties contained in the “Risk Factors” section of Jasper’s Annual Reports on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Jasper has subsequently filed or may subsequently file with the SEC. Statements regarding future actions, future performance and/or future results including, without limitation, those relating to the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch and sales results (if any) of the Combined Company’s formulations and product candidates and regulatory filings related to the same, financial projections and targets, business strategy, plans and objectives for future operations, statements regarding the Combined Company and its operations and prospects, may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. There is no obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or to changes in the Combined Company’s expectations, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

For Investor Inquiries

Argot Partners (investors and media)
kira@argotpartners.com

Jasper Therapeutics

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertx.com

Media:

media@jaspertx.com

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